March 29, 2006

Board of Trustees
AIM Counselor Series Trust
11 Greenway Plaza, Suite 100
Houston, Texas 77046-1173

Re: Initial Capital Investment In New Portfolios Of
    AIM Counselor Series Trust (The "Fund")

Ladies and Gentlemen:

We are purchasing shares of the Fund for the purpose of providing initial investment for three new investment portfolios of the Fund. The purpose of this letter is to set out our understanding of the conditions of and our promises and representations concerning this investment.

We hereby agree to purchase shares equal to the following dollar amount for each portfolio:

                          FUND                            AMOUNT        DATE
                          ----                            ------   --------------
INITIAL INVESTMENT

AIM Structured Core Fund - Class A Shares                 $10.00   March 29, 2006
AIM Structured Core Fund - Class B Shares                 $10.00   March 29, 2006
AIM Structured Core Fund - Class C Shares                 $10.00   March 29, 2006
AIM Structured Core Fund - Class R Shares                 $10.00   March 29, 2006
AIM Structured Core Fund - Institutional Class Shares     $10.00   March 29, 2006

AIM Structured Growth Fund - Class A Shares               $10.00   March 29, 2006
AIM Structured Growth Fund - Class B Shares               $10.00   March 29, 2006
AIM Structured Growth Fund - Class C Shares               $10.00   March 29, 2006
AIM Structured Growth Fund - Class R Shares               $10.00   March 29, 2006
AIM Structured Growth Fund - Institutional Class Shares   $10.00   March 29, 2006

AIM Structured Value Fund - Class A Shares                $10.00   March 29, 2006
AIM Structured Value Fund - Class B Shares                $10.00   March 29, 2006
AIM Structured Value Fund - Class C Shares                $10.00   March 29, 2006
AIM Structured Value Fund - Class R Shares                $10.00   March 29, 2006
AIM Structured Value Fund - Institutional Class Shares    $10.00   March 29, 2006

March 29, 2006
Page 2


                          FUND                             AMOUNT         DATE
                          ----                            --------   --------------
SEED MONEY

AIM Structured Core Fund - Class A Shares                 $600,000   March 30, 2006
AIM Structured Core Fund - Class B Shares                 $600,000   March 30, 2006
AIM Structured Core Fund - Class C Shares                 $600,000   March 30, 2006
AIM Structured Core Fund - Class R Shares                 $600,000   March 30, 2006
AIM Structured Core Fund - Institutional Class Shares     $600,000   March 30, 2006

AIM Structured Growth Fund - Class A Shares               $600,000   March 30, 2006
AIM Structured Growth Fund - Class B Shares               $600,000   March 30, 2006
AIM Structured Growth Fund - Class C Shares               $600,000   March 30, 2006
AIM Structured Growth Fund - Class R Shares               $600,000   March 30, 2006
AIM Structured Growth Fund - Institutional Class Shares   $600,000   March 30, 2006

AIM Structured Value Fund - Class A Shares                $600,000   March 30, 2006
AIM Structured Value Fund - Class B Shares                $600,000   March 30, 2006
AIM Structured Value Fund - Class C Shares                $600,000   March 30, 2006
AIM Structured Value Fund - Class R Shares                $600,000   March 30, 2006
AIM Structured Value Fund - Institutional Class Shares    $600,000   March 30, 2006

We understand that the initial net asset value per share for each portfolio named above will be $10.00.

We hereby represent that we are purchasing these shares solely for our own account and solely for investment purposes without any intent of distributing or reselling said shares. We further represent that disposition of said shares will only be by direct redemption to or repurchase by the Fund.

We further agree to provide the Fund with at least three days' advance written notice of any intended redemption and agree that we will work with the Fund with respect to the amount of such redemption so as not to place a burden on the Fund and to facilitate normal portfolio management of the Fund.

Sincerely yours,

A I M ADVISORS, INC.


-------------------------------------
Mark H. Williamson
President